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                                                                   EXHIBIT 10.12


                 PROMISSORY NOTE SECURED BY SECOND DEED OF TRUST


$250,000                                                        February 9, 1997
                                                          Menlo Park, California


                  FOR VALUE RECEIVED, the undersigned Borrower promises to pay to EndoVascular Technologies, Inc. (the "Company"), at its principal offices at 1360 O'Brien Drive, Menlo Park, CA 94025, the principal sum of two hundred fifty thousand ($250,000), together with interest from the date of this Note on the unpaid principal balance upon the terms and conditions specified below.

                  1. Principal and Interest. The principal balance of this Note shall be due and payable on the fifth anniversary of this Note.

                  2. Rate of Interest. No interest shall accrue under the Note. On the fifth anniversary, the interest rate will be prime plus 2%.

                  3. Prepayment. Prepayment of principal may be made at any time without penalty.

                  4. Events of Acceleration. The entire unpaid principal sum of this Note shall become immediately due and payable upon one or more of the following events:

                             A. the date that Borrower shall cease to be
employed by EndoVascular Technologies;

                             B. the failure of the Borrower to pay when due the
principal balance on this Note and the continuation of such default for more than thirty (30) days; or

                             C. the insolvency of the Borrower, the commission
of an act of bankruptcy by the Borrower, the execution by the Borrower of a general assignment for the benefit of creditors, the filing by or against the Borrower of a petition in bankruptcy or a petition for relief under the provisions of the federal bankruptcy act or another state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of ninety (90) days or more; or

                             D. the failure of the Maker to execute a second
deed of trust on his principal residence in California within five (5) days of a request from the Company; or

                             E. the sale, transfer, mortgage, assignment,
encumbrance or lease, whether voluntarily or involuntarily or by operation of law or otherwise of the property covered by the Second Deed of Trust, or any portion thereof or interest therein without the prior written consent of the Company; or


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                             F. the occurrence of a material event of default
under the Second Deed of Trust securing this Note or any obligation secured thereby.

                  5. Security. The proceeds of the loan evidenced by this Note shall be applied solely to the purchase of the Borrower's principal residence in California. Payment of this Note shall be secured by a Second Deed of Trust on such principal residence, as more particularly described in Exhibit A to the Second Deed of Trust executed this date by Borrower. Borrower, however, shall remain personally liable for payment of this Note, and assets of the Borrower, in addition to the collateral under the Second Deed of Trust, may be applied to the satisfaction of the Borrower's obligations hereunder.

                  6. Collection. If action is instituted to collect this Note, the Borrower promises to pay all reasonable costs and expenses (including reasonable attorney fees) incurred in connection with such action.

                  7. Waiver. No previous waiver and no failure or delay by the Company or Borrower in acting with respect to the terms of this Note or the Second Deed of Trust shall constitute a waiver of any breach, default, or failure of condition under this Note, the Second Deed of Trust, or the obligations secured thereby. A waiver of any term of this Note, the Second Deed of Trust, or of any of the obligations secured thereby must be made in writing and signed by a duly authorized officer of the Company and shall be limited to the express terms of such waiver.

                  Borrower hereby expressly waives presentment and demand for payment at such time as any payments are due under this Note.

                  8. Conflicting Agreements. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by the Note, the terms of this Note shall prevail.

                  9. Governing Law. This Note shall be construed in accordance with the laws of the State of California.


        /s/ RON GIANNOTTI
--------------------------------------
        Signature of Borrower


        Ron Giannotti
--------------------------------------
        Print Name of Borrower

Address:       1400 Carlos Avenue
               Burlingame, CA  94010

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                           ADDENDUM A TO DEED OF TRUST

                  The following are additional terms and provisions of the Second Deed of Trust to which this Addendum is attached:

                  1. In the event the property described in this Deed of Trust or any part thereof, or any interest therein is sold, agreed to be sold, conveyed or alienated by Trustor, or by the operation of law or otherwise, all obligations secured by this instrument, irrespective of the maturity dates expressed therein, at the option of the holder thereof and without demand or notice, shall immediately become due and payable.

                  2. This Deed of Trust is subordinate to a first lien deed of trust securing a loan in the amount of Two Hundred Fifty Thousand Dollars ($250,000) from Mortgage Corporation to Trustor, which Deed of Trust is dated _________________ and was recorded in the official records of ________________ County, California on ______________.


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